                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 18, 2001
                                                       --------------------


                                   CIBER, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)



             DELAWARE                  0-23488            38-2046833
             --------                  -------            ----------
    (State or other jurisdiction     (Commission         (IRS Employer
         of incorporation)           File Number)       Identification No.)



         5251 DTC PARKWAY, SUITE 1400, GREENWOOD VILLAGE, COLORADO 80111
         ---------------------------------------------------------------
           (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code: (303) 220-0100
                                                           --------------

                                   CIBER, INC.
                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

On September 18, 2001, CIBER, Inc. ("CIBER") acquired the business and properties of Aris Corporation, ("Aris") as the result of Aris' merger with and into CIBER. Pursuant to the Second Amended and Restated Agreement and Plan of Merger by and between CIBER, Inc. and Aris Corporation, CIBER exchanged $1.30 in cash and 0.1937 shares of CIBER common stock for each outstanding share of Aris common stock.

The total value of the consideration paid to Aris shareholders was approximately $28 million, consisting of approximately 2.2 million shares of CIBER's common stock and $14.9 million in cash. The cash portion of the consideration was paid using CIBER available cash on hand. CIBER will account for this business combination as a purchase. Included in the assets acquired with Aris is the building that Aris has used as its corporate headquarters. The building is under contract to be sold for net cash proceeds of approximately $6.0 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired.

     The information required by this item has been omitted as substantially the same information required by this form has been previously reported by the registrant. Such information was included in Post-Effective Amendment No. 2 to Form S-4 (Registration no. 333-69031) filed with the SEC on August 3, 2001.

     (b) Pro forma financial information (pages F-1 to F-6).
         -    Introduction to Unaudited Pro Forma Financial Statements
         -    Pro Forma Condensed Balance Sheet as of June 30, 2001
         - Pro Forma Condensed Statement of Operations for the six months ended June 30, 2001
         - Pro Forma Condensed Statement of Operations for the year ended December 31, 2000
         -    Notes to Unaudited Pro Forma Condensed Financial Statements

     (c) Exhibits

         2.1 The Second Amended and Restated Agreement and Plan of Merger by and Between CIBER, Inc. and Aris Corporation is incorporated by reference to the Post-Effective Amendment No. 2 to Form S-4 filed by CIBER, Inc. on August 3, 2001.

         99.1 News Release dated September 19, 2001 announcing CIBER Completes Acquisition of Aris Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           CIBER, INC.



Date:    September 25, 2001                By: /s/ Christopher L. Loffredo
                                               ---------------------------
                                           Christopher L. Loffredo
                                           V.P./Chief Accounting Officer

                          CIBER, INC. AND SUBSIDIARIES

      INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma information set forth below gives effect to the merger of Aris into CIBER as if it had been completed on January 1, 2000 for purposes of the statements of operations, and as if it had been completed on June 30, 2001 for balance sheet purposes. The pro forma condensed financial statements are derived from the historical financial statements of CIBER and Aris.

CIBER will account for the merger under the purchase method of accounting. Accordingly, CIBER will establish a new basis for Aris assets and liabilities based upon the fair values thereof and the CIBER purchase price, including costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and costs savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. Upon the closing of the merger, CIBER may incur integration related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on the dates discussed above.

CIBER is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However a final determination of the required purchase accounting adjustments will be made upon completion of the merger and the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger takes place.

                          CIBER, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 2001
                                   (UNAUDITED)

                                                                  HISTORICAL (1)
IN THOUSANDS                                                  ----------------------         PRO FORMA               PRO FORMA
ASSETS                                                          CIBER         ARIS          ADJUSTMENTS               COMBINED
------                                                        --------      --------       ------------              ----------
Current assets:
      Cash and cash equivalents                               $ 15,958       $ 9,788         $(16,393)    (2)         $ 13,355
                                                                                                4,002     (3)
      Investments                                                    -         4,002           (4,002)    (3)                -
      Accounts receivable, net                                 120,459        13,368                 -                 133,827
      Prepaid expenses and other current assets                  7,388         2,858                 -                  10,246
      Income taxes refundable                                    2,243         1,188                 -                   3,431
      Deferred income taxes                                      3,836           271                                     4,107
                                                              -----------------------------------------------------------------
          Total current assets                                 149,884        31,475          (16,393)                 164,966
                                                              -----------------------------------------------------------------

Property and equipment, net                                     25,029         8,554           (2,554)    (2)           31,029
Intangible assets, net                                         135,216         6,577           (8,879)    (2)          132,914
Deferred income taxes                                            3,336         2,360            1,914     (2)            7,610
Other assets                                                     3,407         1,080           (1,080)    (2)            3,407
                                                              -----------------------------------------------------------------
          Total assets                                        $316,872       $50,046         $(26,992)                $339,926
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
      Accounts payables                                       $ 13,893       $ 2,051          $      -                $ 15,944
      Acquisition costs payable                                    959             -                 -                     959
      Accrued compensation and payroll taxes                    24,187         1,896                 -                  26,083
      Other accrued expenses and liabilities                     7,734         2,738                 -                  10,472
      Income taxes payable                                         847         1,648                 -                   2,495
                                                              -----------------------------------------------------------------
          Total current liabilities                             47,620         8,333                 -                  55,953
                                                              -----------------------------------------------------------------

Shareholders' equity:
      Common stock                                                 596             -                 -                     596
      Additional paid-in capital                               231,566        51,341           (51,341)   (4)          246,287
                                                                                                13,221    (2)
                                                                                                 1,500    (2)
      Retained earnings (deficit)                               61,342        (8,536)            8,536    (4)           42,147
                                                                                               (19,195)  (10)
      Accumulated other comprehensive loss                      (2,845)       (1,092)            1,092    (4)           (2,845)
      Treasury stock                                           (21,407)            -            19,195   (10)           (2,212)
                                                              -----------------------------------------------------------------
          Total shareholders' equity                           269,252        41,713           (26,992)                283,973
                                                              -----------------------------------------------------------------
          Total liabilities and shareholders' equity          $316,872       $50,046          $(26,992)               $339,926
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------


See accompanying notes to pro forma condensed financial statements

                          CIBER, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)

                                                                        HISTORICAL (1)
                                                                  -------------------------      PRO FORMA          PRO FORMA
IN THOUSANDS, EXCEPT PER SHARE DATA                                 CIBER            ARIS       ADJUSTMENTS          COMBINED
                                                                  --------          -------     -----------         ---------
Consulting services                                               $271,082          $26,212        $    -            $297,294
Other revenues                                                      14,791            1,116             -              15,907
                                                                  -----------------------------------------------------------
      Total revenues                                               285,873           27,328             -             313,201
                                                                  -----------------------------------------------------------

Cost of consulting services                                        188,166           16,792             -             204,958
Cost of other revenues                                               8,595                -             -               8,595
Selling, general and administrative expenses                        79,105           14,573          (255)  (5)        93,423
Amortization of intangible assets                                    6,090            1,670        (1,670)  (6)         6,090
Other charges                                                        1,242              592             -               1,834
                                                                  -----------------------------------------------------------
      Operating income (loss)                                        2,675           (6,299)        1,925              (1,699)
Other income, net                                                      418            2,791          (369)  (7)         2,840
                                                                  -----------------------------------------------------------
      Income (loss) from continuing operations
              before income taxes                                    3,093           (3,508)        1,556               1,141
Income tax expense                                                   1,153             (610)          497   (8)         1,040
                                                                  -----------------------------------------------------------
      Income (loss) from continuing operations, net of tax         $ 1,940          $(2,898)      $ 1,059            $    101
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------

Income per share - basic - continuing operations                   $  0.03                                           $   0.00

Income per share - diluted - continuing operations                 $  0.03                                           $   0.00

Weighted average shares - basic                                     57,207                          2,219   (9)        59,426

Weighted average shares - diluted                                   57,638                          2,219   (9)        59,857


See accompanying notes to pro forma condensed financial statements

                          CIBER, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                         HISTORICAL (1)
                                                                     ------------------------      PRO FORMA            PRO FORMA
IN THOUSANDS, EXCEPT PER SHARE DATA                                   CIBER            ARIS       ADJUSTMENTS            COMBINED
                                                                     --------        --------     -----------           ---------
Consulting services                                                  $586,481        $ 58,186         $     -            $644,667
Other revenues                                                         35,053           5,543               -              40,596
                                                                     ------------------------------------------------------------
      Total revenues                                                  621,534          63,729               -             685,263
                                                                     ------------------------------------------------------------

Cost of consulting services                                           401,359          37,445               -             438,804
Cost of other revenues                                                 20,719           1,010               -              21,729
Selling, general and administrative expenses                          158,553          32,901            (560)  (5)       190,894
Amortization of intangible assets                                      14,032           3,681          (3,681)  (6)        14,032
Goodwill impairment and other charges                                  83,768               -               -              83,768
                                                                     ------------------------------------------------------------
      Operating income (loss)                                         (56,897)        (11,308)          4,241             (63,964)
Other income (expense), net                                             1,038          (3,012)         (1,054)  (7)        (3,028)
                                                                     ------------------------------------------------------------
      Loss from continuing operations before income taxes             (55,859)        (14,320)          3,187             (66,992)
Income tax expense (benefit)                                           10,916          (2,927)            705   (8)         8,694
                                                                     ------------------------------------------------------------
      Loss from continuing operations, net of tax                    $(66,775)       $(11,393)        $ 2,482            $(75,686)
                                                                     ------------------------------------------------------------
                                                                     ------------------------------------------------------------


Loss per share - basic - continuing operations                       $  (1.15)                                           $  (1.26)

Loss per share - diluted - continuing operations                     $  (1.15)                                           $  (1.26)

Weighted average shares - basic                                         57,900                          2,219   (9)        60,119

Weighted average shares - diluted                                       57,900                          2,219   (9)        60,119




See accompanying notes to pro forma condensed financial statements

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     1. These columns reflect the historical results of operations and financial position of the respective companies.

     2. This adjustment reflects the acquisition of Aris and the allocation of the excess of the total of the values assigned to Aris' net assets over the consideration paid for the net assets acquired, including the costs of the transaction, (negative goodwill). For the purpose of these pro forma financial statements, the consideration has been calculated based on CIBER acquiring all of the outstanding shares of Aris in exchange for a combination of $1.30 in cash and .1937 of a share of CIBER common stock for each outstanding share of Aris common stock. The exchange represents $2.45 per Aris share or an aggregate offer value of $28 million based on the $5.958 average closing price of CIBER shares for the five trading days ending September 10, 2001. CIBER expects to issue approximately 2.2 million shares.

         All outstanding options and warrants to purchase shares of Aris common stock will be exchanged for options and warrants to purchase shares of CIBER common stock. As part of the purchase price, CIBER will record the replacement of Aris' options and warrants at their fair value by using the Black-Scholes option pricing model.

         This adjustment reflects the reduction of Aris' assets and liabilities to fair value (in thousands):

             Merger consideration paid in cash                         $ 14,893
             Merger consideration paid in CIBER common stock             13,221
                                                                       --------
                                                                         28,114
             Historical net book value of Aris                          (41,713)
             Estimated fair value of CIBER options and warrants           1,500
             Estimated merger costs incurred by CIBER                     1,500
                                                                       --------
               Reduction of Aris assets and liabilities to fair value   (10,599)
             Pro forma adjustments relating to:
               Existing Aris intangible assets                            6,577
               Deferred tax impact                                       (1,914)
                                                                       --------
             Preliminary negative goodwill                             $ (5,936)
                                                                       ========

             Allocation of preliminary negative goodwill to:
               Reduction of property and equipment                     $ (2,554)
               Reduction of other assets                                 (1,080)
               Negative Goodwill                                         (2,302)
                                                                       --------
                                                                       $ (5,936)
                                                                       ========



         Upon closing of the merger, the actual adjustment to the fair value of Aris' assets and liabilities will be allocated to its property and equipment and other assets. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets and liabilities of Aris, including deferred income tax impacts, based on information available to management at the date of the preparation of the accompanying pro forma condensed financial information. Preliminary negative goodwill has been allocated to certain long-term assets based on their estimated relative fair values. Because of the tax-free nature of the merger, Aris' historical tax basis has not been adjusted for the decrease in fair value of Aris' property and equipment, which has resulted in an additional deferred tax assets.

     3.  Represents the liquidation of Aris' investment balances.

     4. Represents the elimination of Aris' historical shareholders' equity accounts.

     5. Represents the decrease in depreciation resulting from reduction in value of property and equipment.

     6.  Represents the elimination of Aris' historical intangible amortization.

     7. Represents an adjustment to decrease interest income to reflect the forgone interest on the cash used to fund the cash consideration to be paid in the merger. Interest expense was calculated using an interest rate of 6.5% for the year ended December 31, 2000 and 4.5% for the six months ended June 30, 2001.

     8. Represents the income tax effect of the pro forma adjustments assuming a 40% effective tax rate, giving affect to non-deductible amortization.

     9. Represents the incremental weighted average shares issued in the merger.

     10. Represents the expected use of treasury shares to be issued for the stock component of the consideration.